Exhibit 10.1

UNANIMOUS WRITTEN CONSENT
IN LIEU OF A SPECIAL MEETING OF
THE BOARD OF DIRECTORS OF
QUANTUM ENERGY INC.

The undersigned being all of the Board of Directors of Quantum Energy Inc., a Nevada Corporation (the “Corporation”), in lieu of holding a special meeting of the Board of Directors of the Corporation and pursuant the Nevada Revised Statutes, which authorizes the taking of action by written consent of the Board of Directors without a meeting, hereby consent to the corporate actions specified below and adopt the following resolutions by written consent, without a meeting and waiving all notice of such a meeting:

RESOLVED, that Jeffrey J. Mallmes and Andrew J. Kacic are hereby authorized and directed to become signatories on the Corporation’s bank accounts and shall take all action necessary to become signatories on the Corporation’s bank accounts; and it is

FURTHER RESOLVED, that Jeffrey J. Mallmes and Andrew J. Kacic are hereby authorized and directed to obtain from one or more reputable insurance companies, proposals for Directors’ and Officers’ liability insurance for the directors and officers of the Corporation; and it is

FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to review copies of all material agreements of the Corporation, including, but not limited to, all subscription agreements and warrant agreements; and it is

FURTHER RESOLVED, that section 1.5 of the Corporation’s Bylaws is hereby amended to read in its entirety as follows:

Section 1.5. Action by Shareholders Without a Meeting. Any action required by law, these Bylaws, or the Articles of Incorporation of this Corporation, to be taken at any Annual or Special Meeting of shareholders of this Corporation or any action which may be taken at any Annual or Special Meeting of such shareholders, may be taken without a meeting, without prior notice, and without a vote, if consented to in writing. The written consent shall set forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares are entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action, and, if the action be a merger, consolidation, or sale, or exchange of assets for which dissenters’ rights are provided under the Nevada Revised Statutes, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of this act regarding the rights of dissenting shareholders.

FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to direct State Agent and Transfer Syndicate Inc., the Corporation’s Registered Agent in Nevada, that, effective immediately, the Corporation’s contact person for the Transfer Agent is Jerold N. Siegan, Esq. and to direct all communications to Jerold N. Siegan; and it is

FURTHER RESOLVED, the Board hereby establishes an Audit Committee, to be initially composed of Jeffrey J. Mallmes and Andrew J. Kacic plus not less than two (2) additional directors who qualify as independent directors, and who may be elected or appointed in the future, and hereby adopts as the charter of the Audit Committee the Audit Committee Charter attached hereto as Exhibit A. The Audit Committee shall be constituted, shall conduct its activities, and shall have those powers and responsibilities, in each case as set forth in the Audit Committee Charter and not less than 2 members of the audit committee shall be independent directors; and it is

FURTHER RESOLVED, the Board hereby establishes a Compensation Committee, to be initially composed of Jeffrey J. Mallmes and Andrew J. Kacic, and hereby adopts as the charter of the Compensation Committee the Compensation Committee Charter attached hereto as Exhibit B. The Compensation Committee shall be constituted, shall conduct its activities, and shall have those powers and responsibilities, in each case as set forth in the Compensation Committee Charter; and it is

FURTHER RESOLVED, the Board hereby establishes a Nominating and Corporate Governance Committee, to be initially composed of Jeffrey J. Mallmes and Andrew J. Kacic, and hereby adopts as the charter of the Nominating and Corporate Governance Committee Charter attached hereto as Exhibit C. The Nominating and Corporate Governance Committee shall be constituted, shall conduct its activities, and shall have those powers and responsibilities, in each case as set forth in the Nominating and Corporate Governance Committee Charter; and it is

FURTHER RESOLVED, the Board hereby adopts and approves the Code of Business Conduct and Ethics attached hereto as Exhibit D; and it is

FURTHER RESOLVED, that the Board of Directors believes it to be in the best interest of the Corporation for the Corporation to effect pursuant to Regulation S promulgated under the Securities Act of 1933, as amended, an exempt offering (the “Offering”) of up to $2,000,000 of investment units (“Units”) each Unit consisting of (i) one share of the Corporation’s common stock (par value $0.001 per share) for a price of $0.25 per share plus, (ii) a 2 year warrant to purchase 1 share of the Corporation’s common stock at a price of $1.00 per share; and it is

FURTHER RESOLVED, that Board hereby ratifies and confirms that the officers of the Corporation are authorized, empowered and directed to prepare all documents necessary to effect such Regulation S exempt offering including a term sheet, and form of subscription agreement; and it is

FURTHER RESOLVED, that the officers of the Corporation are authorized, empowered and directed, in the name and on behalf of the Corporation, to make or cause to be made, and to execute and deliver all such additional agreements, documents, instruments and certifications and to do or cause to be done all such acts and things, and to take all such steps and to make all such payments and remittances, as any one or more of such officers may at any time or times deem necessary or desirable in connection with, or in furtherance of, the Offering and otherwise in order to carry out the full intent and purposes of the foregoing resolutions; and it is

FURTHER RESOLVED, that a sufficient number of shares of Common Stock be and they hereby are reserved for issuance upon exercise of the Warrants and that such shares of Common Stock and Warrants, when issued pursuant to the terms of the Regulation S exempt offering of the Units against receipt by the Corporation of the consideration therefor, shall be duly authorized and validly issued and, in the case of shares of Common Stock of the Corporation, fully said and non-assessable; and it is

FURTHER RESOLVED, that the Warrant Shares so set aside, reserved and kept available for issuance are hereby allotted to the holder of the Warrant who exercises the purchase rights appertaining to the Warrant, and upon such exercise and subject to the limitations contained in the Warrant, the Warrant Shares to be issued in accordance with the terms of the Warrant as a result of such exercise shall, when issued in accordance with the terms of the Warrant, be validly issued, fully paid and non-assessable shares of Common Stock; and it is

FURTHER RESOLVED, that upon acceptance of a subscription and receipt of full payment of the consideration from each of the investors in the Common Stock, the Secretary of the Corporation shall issue to such individual a certificate representing the number of shares set forth opposite his name and the shares shall be deemed fully-paid and non-assessable shares of Common Stock, the form of which certificate is attached hereto; and it is

FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed for and on behalf of the Corporation, to pay all fees incidental to or in connection with making the aforementioned securities filings and such other expenses of the Offering, as are allocated to the Corporation by any agreements entered into with the placement agent of the Offering; and it is

FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed for and on behalf of the Corporation, to pay all legal fees and accounting fees incurred by the Corporation in connection with the preparation of the confidential Regulation S offering memorandum and any filings required to be made in connection with the Offering; and it is

FURTHER RESOLVED, that the officers of the Corporation, on behalf of the Corporation, disengage from and terminate the attorney client relationship with Brunson Chandler & Jones, 175 South Main Street, Suite 1410, Salt Lake City, Utah 84111 effective immediately; and it is

FURTHER RESOLVED, that the Corporation demand a refund from Brunson Chandler & Jones, 175 South Main Street, Suite 1410, Salt Lake City, Utah 84111 of the legal fees paid by the Corporation to said law firm in connection with the preparation and filing of the Form S-1 registration statement that was filed on March 3, 2017; and it is

FURTHER RESOLVED, that the Board herby approves and authorizes the preparation of an amendment to the Form S-1 filed by the Corporation on March 3, 2017 and directs the officers to engage an attorney to prepare such amendment and to engage a new auditing firm to prepare the audited financial statements for filing with the Amendment to the S-1 and to pay such legal fees and accounting fees in connection with the preparation and filing of the amendment S-1; and it is

FURTHER RESOLVED, that this Consent may be executed in two or more counterparts, each of which shall be deemed an original for all purposes, and together shall constitute one and the same consent notwithstanding that all parties are not signatory to the same counterpart. The delivery of copies of this Consent and of signature pages by electronic mail or facsimile transmission shall constitute effective execution and delivery of this Consent as to the parties and may be used in lieu of the original Consent for all purposes. Signatures of the parties transmitted by electronic mail or facsimile shall be deemed to be their original signatures for all purposes; and it is

FURTHER RESOLVED, that this Action by Written Consent shall be filed with the minutes of the meetings of the Corporation’s Board of Directors, and shall have the same force and effect as the vote of the Directors as a duly called and noticed meeting of the Board of Directors.

FURTHER RESOLVED, that in addition to and without limiting the foregoing, the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to take, or cause to be taken, such further action, to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Corporation, all such instruments and documents as such officer may deem appropriate in order to effect the purpose or intent of the foregoing resolutions, including such other actions as may be necessary or appropriate to effect the consummation of the Regulation S Offering (as conclusively evidenced by the taking of such action or the execution and deliver of such instruments, as the case may be).

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EXECUTION PAGE FOR THE
UNANIMOUS WRITTEN CONSENT OF
THE BOARD OF DIRECTORS OF
QUANTUM ENERGY INC.

IN WITNESS WHEREOF, the undersigned have executed the foregoing Consent effective as of November 8, 2017.

Jeffrey J. Mallmes

Andrew J. Kacic

Stanley F. Wilson

Keith Stemler

BEING ALL THE DIRECTORS OF THE CORPORATION

Audit Committee Charter

Purpose

The Audit Committee is the principal agent of the Board of Directors in overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements and internal controls, including:

•	Assisting in the Board’s oversight of the (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with ethical, legal and regulatory requirements (iii) the Company’s independent accountants’ qualifications and independence, (iv) the qualifications, independence and performance of the Company’s independent accountants; and (v) the qualifications and performance of the Company’s internal audit function; and
•	Preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission for inclusion in the Company’s proxy statement.

The Committee’s responsibility is oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements. Additionally, the Committee recognizes that financial management (including the Internal Audit staff), as well as the independent accountants, have more knowledge and more detailed information about the Company than do the members of the Committee, who are not employees of the Company; consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent accountants’ work.

Committee Composition

The membership of the Committee shall consist of at least three members of the Board of Directors, one of whom shall be appointed by the Board to serve as Chair of the Committee. The Committee shall be comprised solely of members who are independent Directors as determined by the Board under the standards set forth in the Board’s Corporate Governance Guidelines and the New York Stock Exchange Listing Standards. The members shall be appointed or removed by a majority of the Board of Directors. No member of the Committee may receive any compensation, consulting, advisory or other fee from the Company, other than Board compensation, as determined in accordance with applicable Securities and Exchange Commission (SEC) and New York Stock Exchange (NYSE) rules. Members serving on the Audit Committee are limited to serving on two other audit committees of public companies, unless the Board of Directors evaluates and determines that these other commitments would not impair his or her effective service to the Company. In accordance with NYSE and SEC rules, all members shall be “financially literate” and at least one member shall be an “audit committee financial expert” with “accounting or related financial management expertise.”

Primary Committee Responsibilities

1. Financial Reporting

1.	Review and discuss with management and the Company’s independent accountants the annual audited financial statements and quarterly unaudited financial statements, including disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, prior to the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q with the SEC, and recommend to the Board that the audited financial statements be included in the Company’s Form 10-K filing.

2.	Direct the independent accountants to review before filing with the SEC the Company’s interim financial statements included in the Quarterly Reports on Form 10-Q, using applicable professional standards and procedures for conducting such review.

3.	Discuss with management and the independent accountants (1) all critical accounting policies and practices used, (2) any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative accounting methods under GAAP that have been discussed with management and the treatment preferred by the independent accountants, (3) the effect of regulatory and accounting initiatives and off balance sheet structures on the Company’s financial statements, and (4) any other reports required by law to be delivered by the independent accountants, including any management letter or schedule of unadjusted differences.

4.	Review on a regular basis with the Company’s independent accountants any problems or difficulties encountered by the independent accountants in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent accountants’ activities or on access to requested information, and any significant disagreements between management. The Committee will resolve any disagreements between management and the independent accountants regarding financial reporting.

5.	Review earnings press releases, as well as financial information and earnings guidance provided by the Company to analysts and rating agencies prior to public disclosure. Such discussions may be general (consisting of discussing the types of information to be disclosed and the types of presentations to be made), and each earnings release or each instance in which the Company provides earnings guidance need not be discussed in advance.

Independent Accountants

6.	Be directly responsible for the appointment, retention and oversight of an independent registered public accounting firm to act as the Company’s independent accountants and has the sole authority to retain or terminate. The independent accountants shall report directly to the Committee.

7.	Review and, in its sole discretion, approve in advance the engagement of the independent accountants on an annual basis, including the proposed fees, as well as all audit and non-audit engagements and relationships between the Company and the independent accountants.

8.	Appoint, retain, compensate, oversee and terminate, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Teradata Corporation.

9.	Pre-approve all auditing and non-auditing services provided to the Company by its independent accountants and, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Teradata Corporation, to the extent required by applicable law. The Committee may delegate the authority to grant pre-approval of auditing or permitted non-audit services to one or more members of the Committee. Any pre-approvals granted by such Committee member(s) will be presented to the full Committee at its next regularly scheduled meeting for ratification.

10.	At least annually, obtain and review a report by the Company’s independent accountants describing (1) the firm’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review (or peer review) of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (3) all relationships between the independent accountants and the Company or any of its subsidiaries.

11.	At least annually, evaluate the qualifications, performance and independence of the Company’s independent auditors, including an evaluation of the lead audit partner; and assure that a process is in place regarding the regular rotation of the lead audit partner at the Company’s independent accountants and consider rotation of the accounting firm serving as the Company’s independent accountants.

12.	Establish and maintain a policy regarding the Company’s hiring of individuals employed or formerly employed by the Company’s independent accountants.

Annual Audits

13.	Review the annual audit plan of the independent accountants, including the scope of audit activities, and monitor the audits’ progress and results.

14.	Review with the independent accountants the results of the annual audits and obtain assurance from the independent accountants that the audits were conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934.

15.	Discuss with the Company’s independent accountants the matters required to be discussed under applicable accounting and auditing professional standards or applicable regulations, including auditing standards adopted by the Public Company Accounting Oversight Board which shall include PCAOB Auditing Standards Nos. 16 and 18.

Internal Controls and Risk Assessment

16.	Review annually the charter, structure, resources, budget, audit scope and plan of the internal auditors and compliance with the Institute of Internal Auditor’s Standards for Professional Practice of Internal Auditing. Oversee the selection and replacement of the lead internal auditor with responsibility for the internal audit function of the Company who shall report administratively to the Company’s Chief Finance Officer and functionally to the Audit Committee.

17.	Review with the independent accountants, the internal auditors, and management as appropriate, the internal audit scope and plan, the results of internal audit activities, and the adequacy of internal controls and the Company’s financial accounting and reporting processes, which shall include a review of major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection and application of accounting principles and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of identified deficiencies.

18.	Review management’s report assessing the adequacy and effectiveness of the Company’s internal controls prior to the inclusion of such report in the Company’s Annual Report on Form 10-K.

19.	Review with management and independent counsel, accountants or advisors, as appropriate, the status of any legal and regulatory matters that may have a material impact on the Company’s financial statements, including compliance issues, threatened, pending, or ongoing litigation and outstanding matters with regulatory agencies.

20.	Review and discuss with management the Company’s guidelines and policies regarding financial and enterprise risk management and risk appetite including major risk exposures such as, for example, financial, cyber security, IT, data privacy, business continuity, and legal and regulatory risks, and regularly discusses management’s plans related to these areas and the steps management has taken to monitor and control such exposures, except as to those risks for which oversight has been assigned to other committees of the Board or retained by the Board.

21.	Establish procedures for processing and addressing the receipt and handling of complaints regarding accounting, internal controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

Ethics and Compliance Program Oversight

22.	Review managements’ monitoring and enforcement of the Company’s Code of Conduct, which includes the code of ethics for its senior financial officers.

23.	Oversee the Company’s program for monitoring compliance with laws and regulations and the Company’s ethical standards and receive reports on significant ethics and compliance investigations or matters.

Reporting Responsibilities

24.	Report at the next meeting of the Board of Directors, or sooner if appropriate, summarizing any issues that arise relating to the Committee’s oversight responsibilities and all significant items discussed at any Audit Committee meeting and describing all actions taken, and make recommendations to the Board as appropriate.

25.	Review and approve the Committee report and any other audit committee disclosure required by the SEC to be included in the Company’s proxy statement.
26.	Receive periodic reports from management and the Company’s independent accountants to assess the impact on the Company’s significant accounting or financial reporting developments that may have a bearing on the Company.
27.	Receive periodic reports from the internal auditors on findings of fraud as well as significant findings regarding the design and/or operation of internal controls as well as management responses. Review reports on the results of significant findings from audits and special projects conducted by the internal auditors as appropriate. Internal Audit shall also report any difficulties encountered in the course of its audits, such as any restrictions on the scope of its work or access to required information.

Other Responsibilities and Authority

28.	Perform such other oversight functions that from time to time may be assigned to it by the Board of Directors.
29.	Conduct or authorize investigations into or studies of any matters within its scope of responsibilities and retain independent counsel, accountants or other professionals as necessary to assist in the conduct of any investigations.
30.	Engage, set the compensation of and, where appropriate, replace independent counsel and other advisors as it deems necessary to carry out its duties. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to its independent accountants for the purpose of rendering or issuing an audit report, to any advisors employed by the Audit Committee and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
31.	Review and reassess the adequacy of the Audit Committee charter periodically.
32.	Annually evaluate the performance of the Committee. The Committee shall conduct this evaluation in such manner as it deems appropriate.
33.	The Committee may request that members of management and/or representatives of the independent accountants be present at its meetings as it may deem desirable and appropriate. The Committee shall have all of the resources and authority to discharge its duties and responsibilities.

Structure and Operations

34.	The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate in its sole discretion from time to time under the circumstances. Any decision of a subcommittee to pre-approve audit and permitted nonaudit and tax services and take any other actions shall be presented to the full Audit Committee at its next regularly scheduled meeting.
35.	The Audit Committee shall hold meetings at least four times each year and at any additional time as the Committee Chair or Teradata’s Chief Financial Officer deems necessary. The meetings will generally be held in January, April, July and November/December.
36.	At least quarterly, the Committee will have the opportunity to meet in separate private sessions with management, the E&C Officer of the Company, the independent accountants and the lead internal auditor with responsibility for the internal audit function. The Committee may also meet periodically as needed in private sessions with other members of management such as the General Counsel or other persons as determined by the Committee.
37.	A majority of the Committee members shall constitute a quorum, present in person or by telephone or through other telecommunications.